Exhibit 10.5

Translation

[letter head Bryde & Sønner A/S]

Dandrit Biotech
Berit Schultz
Høffdingsvej 34
DK-2500 VALBY

Skovlunde 23 May 2012

Box packing and moving from Høffdingsvej 34

With reference to our inspection and review of present premises, please find below our offer for moving the inspected quantity of furniture and equipment.

Our price is:
Packing, preparation for transport	DKK	5,000.00	ex VAT
Moving to Symbion	DKK	14,800.00	ex VAT
Moving to storage house	DKK	8,500.00	ex VAT
Storage in container terminal	DKK	1,800.00	ex VAT per month

THE PRICES INCLUDE:

●	Delivery of necessary number of moving boxes.
●	Labels in up to 7 colours for labelling boxes and furniture.
●	White paper for packing glasses and crockery.
●	Packaging of furniture in furniture blankets.
●	Loading on an air-suspended removal van.
●	Reloading and placing the furniture and equipment in the indicated storage rooms
●	Disposition of the moving boxes in up to 3 weeks after the removal to the new address.
●	1 collection of the moving boxes
●	Insurance according to the general conditions of Dansk Møbeltransport Forening (the Danish furniture- transport association)

REQUIREMENTS:

It is a condition for this offer that, during the moving period, we have free access, and, should there be an ele- vator in the premises, that such elevator is operational and at our disposal.

MOVING DATE:

We have noted that the moving is to take place soon, ???

INSURANCE:

We are pleased to offer extended transport insurance via our insurance company against a premium of 0.5% of the insured value. If so, please inform us of the total value of the effects before the moving.

CONDITIONS:

The moving will take place according to our quality certification FAIM (FIDI Accredited International Mover) and the general conditions of Dansk Møbeltransportforening. In the event of changes in terms of time due to unintended obstructions, then these must be notified to us one full workday prior to the start of the moving at the latest.

Conditions of payment: net cash 14 days.

To accept this offer, please confirm by email.

We look forward to receiving your order and should you have any questions, please do not hesitate to contact us.

Yours sincerely,
BRYDE & SØNNER A/S

/s/ Jan Bryde
Jan Bryde.